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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 12, 1999

                           EINSTEIN/NOAH BAGEL CORP.
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             (Exact name of registrant as specified in its charter)


Delaware                            0-21097                           84-1294908
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                    File No.)                 Identification No.)
incorporation)



       14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 215-9300
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events

         The Company and certain of its current and former officers and directors have entered into an agreement to settle a class action lawsuit brought against them in the United States District Court for the District of Colorado and in state court in Jefferson County, Colorado. The complaints in such actions allege, among other things, that the Company and the other defendants violated Sections 11, 12(2) and 15 of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, as well as certain similar provisions of Colorado state law. The settlement does not include the claims pending in the lawsuit against the underwriters in the Company's public offerings of common stock in August 1996 and November 1996 (the "Underwriters") and against the Company's independent public accountants.

         The settlement of the litigation is being funded with proceeds of director and officer liability insurance policies and is subject to certain customary conditions, including approval of the United States District Court for the District of Colorado where the lawsuit is pending. The United States Bankruptcy Court for the District of Arizona which has jurisdiction over the Chapter 11 bankruptcy case of Boston Chicken, Inc. ("BCI") has previously granted relief from the automatic stay in effect in the BCI bankruptcy case to permit the settlement to be funded with insurance proceeds.

         The Underwriters have requested that the Company indemnify them against any damages, costs and expenses they may incur in the litigation (including amounts paid in settlement thereof). Although the Company cannot predict the outcome of the lawsuits against the Underwriters and the independent public accountants, the Company believes that the complaint is without merit.



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    February 12, 1999

                                      EINSTEIN/NOAH BAGEL CORP.



                                      By: /s/ Paul A. Strasen
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                                          Paul A. Strasen
                                          Senior Vice President